EXHIBIT 99

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of International Bancshares Corporation (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date:	August 14, 2002	/s/ Dennis E. Nixon
Dennis E. Nixon
President (Chief Executive Officer)

Date:	August 14, 2002	/s/ Imelda Navarro
Imelda Navarro
Treasurer (Chief Financial Officer)